As filed with the Securities and Exchange Commission on May 31, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNTSMAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	42-1648585
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10003 Woodloch Forest Drive

The Woodlands, Texas 77380

(281) 719-6000

(Address of principal executive offices, including zip code)

Huntsman Corporation 2016 Stock Incentive Plan

(Full title of the plan)

David M. Stryker

Executive Vice President, General Counsel and Secretary

10003 Woodloch Forest Drive

The Woodlands, Texas 77380

(Name and address of agent for service)

(281) 719-6000

(Telephone number, including area code, of agent for service)

Copies to:

David C. D’Alessandro

Vinson & Elkins, L.L.P.

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

(214) 220-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $0.01 par value	8,225,000	(1)	$14.915	(2)	$122,675,875	(2)	$12,354

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement (as defined below) shall also cover any additional shares of Common Stock (as defined below) that may become issuable by reason of any stock dividend, stock split, recapitalization or other transaction pursuant to the adjustment and antidilution provisions of the the Huntsman Corporation 2016 Stock Incentive Plan, as amended from time to time (the “Plan”).

(2) Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low sale prices per share of our common stock, $0.01 par value, (the “Common Stock”) as reported on the New York Stock Exchange on May 25, 2016.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

In accordance with Rule 428 under the Securities Act and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this registration statement (“Registration Statement”). The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by us with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

•                  our annual report on Form 10-K for the fiscal year ended December 31, 2015;

•                  our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2016;

•                  our current reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 thereof) filed on February 11, 2016, April 6, 2016, April 28, 2016, May 10, 2016, and May 11, 2016; and

•                  the description of our Common Stock included under the caption “Description of Capital Stock” contained in the prospectus forming part of our registration statement on Form S-1, as amended (Registration No. 333-120749), initially filed with the Commission on November 24, 2004, which description has been incorporated by reference in Item 1 of our registration statement on Form 8-A filed on February 9, 2005 (including any amendment or report filed for the purpose of updating such description).

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any current report on Form 8-K. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was an officer or director of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if he had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The registrant’s Fourth Amended and Restated Bylaws (the “Bylaws”) provide for indemnification of each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the registrant, or, while a director or officer of the registrant, serves at the request of the registrant, as a director, officer, employee, trustee or agent of any corporation, partnership or other entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent, and shall be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was an officer or director of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

The Bylaws also provide that the registrant may maintain insurance, at the registrant’s expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (d) for any transaction from which the director derived improper personal benefit. The Amended and Restated Certificate of Incorporation of the Registrant contains such a provision.

The registrant has also entered into customary indemnification agreements with its directors and some of its officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of ours with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Huntsman Corporation (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed on May 8, 2014)
4.2	Fourth Amended and Restated Bylaws of Huntsman Corporation effective September 12, 2013 (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed on September 12, 2013)
4.3	Huntsman Corporation 2016 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed on May 11, 2016)
4.4	Form of stock certificate for Huntsman Corporation (incorporated by reference to Exhibit 4.68 to amendment no. 3 to our registration statement on Form S-1 filed on February 8, 2005)
5.1*	Opinion of Vinson & Elkins LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Vinson & Elkins LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement)
99.1*	Form of Nonqualified Stock Option Agreement
99.2*	Form of Restricted Stock Agreement
99.3*	Form of Phantom Share Agreement
99.4*	Form of Stock Units Agreement for Outside Directors
99.5*	Form of Performance Share Unit Award Agreement
99.6*	Notice of Award of Common Stock

*     Filed herewith.

Item 9.  Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)        to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas on the 31st day of May 2016.

HUNTSMAN CORPORATION

By:	/s/ Peter R. Huntsman
Peter R. Huntsman
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned, do hereby constitute and appoint Jon M. Huntsman, Peter R. Huntsman, J. Kimo Esplin and David M. Stryker and each of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said company to comply with the Securities Act and any rules, regulations and requirements of the Commission in connection with this Registration Statement, including specifically, but without limitation, the power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of May, 2016:

Signature	Capacity

/s/ Jon M. Huntsman	Executive Chairman of the Board and Director
Jon M. Huntsman

/s/ Peter R. Huntsman	President, Chief Executive Officer and Director
Peter R. Huntsman	(Principal Executive Officer)

/s/ J. Kimo Esplin	Executive Vice President and Chief Financial Officer
J. Kimo Esplin	(Principal Financial Officer)

/s/ Randy W. Wright	Vice President and Controller
Randy W. Wright	(Principal Accounting Officer)

/s/ Nolan D. Archibald	Director
Nolan D. Archibald

/s/ Mary C. Beckerle	Director
Mary C. Beckerle

/s/ M. Anthony Burns	Director
M. Anthony Burns

/s/ Robert J. Margetts	Director
Sir Robert J. Margetts

/s/ Wayne A. Reaud	Director
Wayne A. Reaud

/s/ Alvin V. Shoemaker	Director
Alvin V. Shoemaker

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Huntsman Corporation (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed on May 8, 2014)
4.2	Fourth Amended and Restated Bylaws of Huntsman Corporation effective September 12, 2013 (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed on September 12, 2013)
4.3	Huntsman Corporation 2016 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed on May 11, 2016)
4.4	Form of stock certificate for Huntsman Corporation (incorporated by reference to Exhibit 4.68 to amendment no. 3 to our registration statement on Form S-1 filed on February 8, 2005)
5.1*	Opinion of Vinson & Elkins LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Vinson & Elkins LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement)
99.1*	Form of Nonqualified Stock Option Agreement
99.2*	Form of Restricted Stock Agreement
99.3*	Form of Phantom Share Agreement
99.4*	Form of Stock Units for Outside Directors
99.5*	Form of Performance Share Unit
99.6*	Notice of Award of Common Stock

*     Filed herewith.